Transgenomic Reports Second Quarter Financial Results

Net Sales of $7.7 million, up 50 percent

Conference call begins at 5:00 p.m. Eastern Time today

OMAHA, Neb., Aug. 11, 2011 /PRNewswire/ -- Transgenomic, Inc. (OTC/BB: TBIO) today reported financial results for the three and six months ended June 30, 2011 and provided a business update.

Second Quarter Financial Results

Net sales for the second quarter of 2011 were $7.7 million, an increase of 50 percent compared with $5.1 million for the same period in 2010. Gross profit was $4.6 million or 59 percent of net sales, compared with gross profit of $2.5 million or 49 percent of net sales for the same period in 2010.

The increase in revenue is primarily due to our recent acquisition of the FAMILION® family of genetic tests (the "FAMILION Business"), which closed on December 29, 2010. In addition, we were selected by a major pharmaceutical company to perform high sensitivity mutational analyses on a large number of clinical trial samples. Due to requirements established by regulatory agencies, such assays had to be performed in an expedited manner using methods considered to be the gold standard for mutation detection. Transgenomic was selected for this engagement because of the quality of other services performed for this client.

Operating expenses were $6.2 million during the second quarter of 2011, compared with $3.5 million in the prior year. This increase in operating expenses is directly related to our acquisition of the FAMILION Business, including noncash charges totaling $300,000 relating to the amortization of the acquired intangibles. We also recorded noncash charges of $0.8 million related to stock option grants, which included grants to all employees, in the second quarter of 2011.

The net loss for the second quarter of 2011 was $6.0 million or $0.13 per share compared with a net loss of $1.1 million or $0.02 per share for the second quarter of 2010. This increase in the net loss was due primarily to the noncash charges of $4.2 million for preferred stock expenses, $0.8 million for stock option grants and $0.3 million for amortization of acquired intangible assets. Absent these expenses, our net loss would have been $700,000 for the second quarter of 2011.

Modified EBITDA improved to $(369,000) in the second quarter of 2011 from $(939,000) in the second quarter of 2010.

Cash and cash equivalents were $2.6 million as of June 30, 2011, compared with $3.5 million as of December 31, 2010.

Six Month Financial Results

Net sales for the six months ended June 30, 2011 were $15.1 million, an increase of 44 percent compared with $10.5 million for the same period in 2010. Gross profit was $8.7 million or 58 percent of net sales, compared with gross profit of $5.4 million or 51 percent of net sales for the same period in 2010.

Operating expenses were $11.1 million for the six months ended June 30, 2011 compared to $6.8 million for the same period of 2010. This increase is directly related to our acquisition of the FAMILION Business, including non-cash charges of $600,000 relating to the amortization of the acquired intangibles. We also recorded non-cash charges of $0.8 million related to our stock option grant in the second quarter of 2011.

The net loss for the six months ended June 30, 2011 of $8.8 million or $0.19 per share, compared with a net loss of $1.5 million or $0.03 per share during the comparable period of 2010. The increase in the net loss was due primarily to the noncash charges of $6.3 million for preferred stock expenses, $0.8 million for stock option grants and $0.6 million for the amortization of acquired intangible assets. Absent these expenses, our net loss would have been $1.1 million for the six months ended June 30, 2011.

Comment and Outlook

"We are very pleased with the overall growth and revenue performance of our laboratory services businesses this quarter. Our laboratory services revenues grew 292% over the same quarter in 2010. Within this business our pharmacogenomics research services grew 223% to $1.0 million for the second quarter of 2011. We expect to continue seeing strong performance in this segment," commented Craig Tuttle, President and Chief Executive Officer for the company. "Testing volume and revenues increased in both our Neurology lab business and in our FAMILION product group with sales of $1.2 million for Neurology and $2.6 million for FAMILION. We expect these lab areas to continue growing due to new test offerings and further sales penetration into their respective markets. The FAMILION tests are an important means of identifying cardiac channelopathies, potentially life threatening defects in the heart. Both doctors and patients recognize the benefit that these tests provide in at risk populations, and we expect to continue to expand this franchise."

"As we experienced in the first quarter, and again this quarter, our significant stock price increase has resulted in non-cash charges due to the revaluation of our preferred stock conversion feature and warrant liability," Tuttle continued. "In the first quarter, this resulted in an expense of $2 million and, with further strengthening of our share price in second quarter; the expense reached an additional $4.2 million bringing the total expense for the first six months of 2011 to $6.3 million. While this non-cash expense appears significant, I want to emphasize that it does not affect our cash flow. I trust that shareholders are encouraged by the growth in our market capitalization since we secured this financing and acquired the FAMILION Business."

Modified EBITDA, which we are emphasizing as an appropriate and sound measure of our real business results, improved to $(369,000) in the second quarter of 2011 from $(939,000) in the second quarter of 2010.

Transgenomic anticipates growth in both our diagnostics and our laboratory services businesses as we commercialize new assay technologies and tests we have developed internally or in-licensed, expanding our menu. In particular, we have substantially increased our footprint in the molecular diagnostics laboratory market through our acquisition of the FAMILION laboratory testing business. This acquisition brings us historic annual revenues of approximately $13.0 million and a much larger presence both with insurers and patients. This acquisition also provides us access to higher throughput technologies and an expert staff to aid us as we continue growing our reference laboratory business as well as consolidation opportunities already achieved in laboratory operations, billing and customer service functions.

In our Pharmacogenomic Services Lab, we continue to perform cancer pathway gene mutation analysis for a number of pharmaceutical companies: both for pre-clinical drug discovery projects and phase II and III clinical trials. We can now analyze a patient's blood serum rather than a tumor to detect DNA mutations, using our recently licensed ultra-sensitive DNA mutation detection technology, termed "COLD-PCR", and a significant improvement to COLD-PCR termed "Ice COLD-PCR". This is a significant achievement, and we believe it should lead to faster growth of our pharmacogenomics research services as pharmaceutical companies adopt this novel approach for both drug and disease research.

In addition to Ice COLD-PCR, which offers sensitivity improvements as much as 1,000 times higher than routine DNA testing technology, we have recently discovered a technique to further improve mutation detection sensitivity of standard Sanger sequencing. We have termed this new discovery "BLOCker-Sequencing" and we are combining this new discovery with our Ice COLD-PCR program to bring what we believe to be the most accurate and sensitive mutation detection technology available in the market today.

We believe that this combination of technologies offers us the ability to develop tests for cancer detection or to measure cancer recurrence at earlier stages in the disease process, aiding in drug selection or drug resistance determinations for these patients. By giving physicians the tools to select or change therapy earlier in the disease process, we can help improve outcomes for cancer patients and their families.

We continue to leverage our core instrument business for on-going instrument and consumable supplies sales worldwide as well as employing our instrument technology and related expertise in our two laboratory services businesses.

Although the WAVE System is a fully matured technology, and both it and its corresponding consumable sales growth in our traditional markets are shrinking, we are expanding our opportunities by selling systems into new geographic areas, including the Middle East and Asia, to continue the revenue from our instrument related business segment. We also continue to sell OEM instruments worldwide for pre-analytical karyotyping automation and to select markets in Europe for Image Analysis.

Our menu of cancer pathway gene mutation kits continues to advance. Market validation trials of our BRAF and PIK3CA kits were begun this quarter. Further, we made significant progress in applying these kits, along with our CE-IVD marked K-RAS kit, to a high-throughput OEM analyzer that will be marketed as a complete system.

Finally, we continue to look for opportunities to diversify into new markets, particularly in oncology, where the sensitivities of our technologies provide significant clinical benefit. We have also embarked on several academic collaborations to further validate our newest technologies and better determine how they can and will be used in clinical settings for patients undergoing treatment for cancer.

Conference Call

Transgenomic management will host a conference call to discuss second quarter 2011 financial results and answer questions beginning at 5:00 p.m. Eastern time today. To access the call via telephone, please dial 800-895-0198 from the U.S. and Canada or 785-424-1053 for international participants and enter the conference ID TRANS. The call also will be broadcast live over the Internet. To listen to the webcast, please log onto the Company's Investor Relations web page at http://www.transgenomic.com/events.asp?id=6 and follow the instructions. An archived webcast of the call will be available for 30 days. Investors can listen to a replay via telephone until 11:59 p.m. Eastern time on Thursday, August 25, 2011 by dialing 800-374-1375 (domestic) or 402-220-0682 (international).

About Transgenomic

Transgenomic, Inc. (www.transgenomic.com) is a global biotechnology company advancing personalized medicine in cancer and inherited diseases through its proprietary molecular technologies and world-class clinical and research services. The company has three complementary business divisions: Transgenomic Pharmacogenomic Services is a contract research laboratory that specializes in supporting all phases of pre-clinical and clinical trials for oncology drugs in development. Transgenomic Clinical Laboratories specializes in molecular diagnostics for cardiology, neurology, mitochondrial disorders, and oncology. Transgenomic Diagnostic Tools produces equipment, reagents, and other consumables that empower clinical and research applications in molecular testing and cytogenetics. Transgenomic believes there is significant opportunity for continued growth across all three businesses by leveraging their synergistic capabilities, technologies, and expertise. The company actively develops and acquires new technology and other intellectual property that strengthen its leadership in personalized medicine.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

TRANSGENOMIC, INC. AND SUBSIDIARY UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands except per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
NET SALES	$7,667	$5,095	$15,148	$10,537
COST OF GOODS SOLD	3,112	2,608	6,406	5,166
Gross profit	4,555	2,487	8,742	5,371
OPERATING EXPENSES:
Selling, general and administrative	5,589	3,033	9,946	5,464
Research and development	579	512	1,135	1,339
Restructuring Charges	11	—	35	—
	6,179	3,545	11,116	6,803
LOSS FROM OPERATIONS	(1,624)	(1,058)	(2,374)	(1,432)
OTHER INCOME (EXPENSE):
Interest expense	(240)	1	(478)	1
Expense on preferred stock	(4,239)	—	(6,266)	—
Other, net	1	—	232	—
	(4,478)	1	(6,512)	1
LOSS BEFORE INCOME TAXES	(6,102)	(1,057)	(8,886)	(1,431)
INCOME TAX EXPENSE (BENEFIT)	(104)	89	(110)	38
NET LOSS	$(5,998)	$(1,146)	$(8,776)	$(1,469)
PREFERRED STOCK DIVIDENDS AND ACCRETION	(267)	—	(527)	—
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(6,265)	$(1,146)	$(9,303)	$(1,469)
BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.13)	$(0.02)	$(0.19)	$(0.03)
BASIC AND DILUTED WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	49,299,672	49,206,339	49,296,339	49,198,005
See notes to unaudited condensed consolidated financial statements.

Transgenomic, Inc. Summary Financial Results Modified EBITDA (dollars in thousands)

Management uses Modified EBITDA, a non-GAAP measure, to measure the Company's financial performance and to internally manage its businesses.  Management believes that Modified EBITDA provides useful information to investors as a measure of comparison with peer and other companies.  Modified EBITDA should not be considered an alternative to, or more meaningful than, net income or cash flow as determined in accordance with generally accepted accounting principles.  Modified EBITDA calculations may vary from company to company.  Accordingly, our computation of Modified EBITDA may not be comparable with a similarly-titled measure of another company.

The following sets forth the reconciliation of Net Loss to Modified EBITDA for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
NET LOSS	$(5,998)	$(1,146)	$(8,776)	$(1,469)

INTEREST EXPENSE (INCOME)	240	(1)	478	(1)

INCOME (TAXES) BENEFIT	(104)	89	(110)	38

DEPRECIATION AND AMORTIZATION	498	169	992	378

PREFERRED STOCK EXPENSES	4,239	—	6,266	—

STOCK OPTION EXPENSE (RECOVERY)	756	(50)	765	(50)

MODIFIED EBITDA	(369)	(939)	(385)	(1,104)

TRANSGENOMIC, INC. AND SUBSIDIARY CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in thousands except per share data)
	June 30,
	2011	December 31,
	(unaudited)	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,639	$3,454
Accounts receivable	7,194	7,601
Inventories	3,309	3,344
Other current assets	860	635
Total current assets	14,002	15,034
PROPERTY AND EQUIPMENT, NET	1,771	1,602
OTHER ASSETS:
Goodwill	6,275	6,275
Intangibles	8,522	8,962
Other assets	130	154
	$30,700	$32,027
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES	$9,905	$8,253
OTHER LIABILITIES:
Long term debt less current maturities	7,406	8,640
Preferred stock conversion feature	7,600	1,983
Preferred Stock Warrant liability	3,000	2,351
Other long-term liabilities	1,008	843
Total liabilities	28,919	22,070
Redeemable Series A convertible preferred stock, $0.1 par value, 3,879,307 shares authorized, 2,586,205 shares issued and outstanding	1,670	1,457
STOCKHOLDERS' EQUITY	111	8,500
	$30,700	$32,027
See notes to unaudited condensed consolidated financial statements.

Investor Relations of Transgenomic, +1-402-452-5400, investorrelations@transgenomic.com